SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

WINDSTREAM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously paid:

	2)	Form, Schedule or Registration State No.:

	3)	Filing Party:

	4)	Date Filed:

4001 Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com
_________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held Friday, February 20, 2015
10:00 a.m. (Central time)
_________________________

To the Stockholders of Windstream Holdings, Inc.:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Windstream Holdings, Inc. will be held as a completely virtual meeting on Friday, February 20, 2015 at 10:00 a.m. (Central time), for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.

To adopt an amendment to the Certificate of Incorporation of Windstream Holdings, Inc. to effect a reclassification (reverse stock split) of our common stock (“Common Stock”), whereby each outstanding six (6) shares of Common Stock would be combined into and become one (1) share of Common Stock;

2.

To approve an amendment to the Certificate of Incorporation of our wholly-owned subsidiary, Windstream Corporation, to eliminate certain voting provisions in order to facilitate a spin-off without incurring a large tax liability; and

3.

To authorize the chairman of the Special Meeting to adjourn the Special Meeting if necessary or appropriate, in the discretion of the chairman, to obtain a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve either of the foregoing matters.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” ALL OF THESE PROPOSALS AS MORE FULLY DESCRIBED IN THE
PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. Your failure to vote will constitute a vote AGAINST two important proposals (see Proposal Nos. 1 and 2 above).

IF PROPOSAL NO. 2 IS NOT ADOPTED, THE BOARD OF DIRECTORS OF
WINDSTREAM HOLDINGS, INC. MAY DETERMINE TO ABANDON THE
SPIN-OFF DESCRIBED IN THE PROXY STATEMENT.

You are cordially invited to attend the Special Meeting. You can attend the Special Meeting online and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/win15. Be sure to have the control number that appears on the proxy card or voting instructions that we have provided to you in order to join the meeting.

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Only stockholders of record of Windstream Holdings, Inc. at the close of business on January 9, 2015 are entitled to receive notice of, to attend and to vote at the Special Meeting. A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders for any purpose germane to the meeting, during regular business hours, for a period of ten days prior to the meeting, at our principal executive offices at 4001 Rodney Parham Road, Little Rock, Arkansas 72212 and electronically during the Special Meeting at www.virtualshareholdermeeting.com/win15 when you enter the control number that appears on the proxy card or the voting instructions that we have provided to you.

There will be no in-person meeting. To ensure that your vote is counted at the Special Meeting, we encourage you to cast your vote in advance of the Special Meeting even if you intend to attend the Special Meeting. You can do so by any of the following means:

●Visit www.proxyvote.com to vote online.

●Call the telephone number on your proxy card/voting instruction form to vote by telephone.

●Sign, date and return your proxy card/voting instruction form in the enclosed envelope by mail.

By Order of the Board of Directors

/s/ JOHN P. FLETCHER
Secretary

Little Rock, Arkansas
January 9, 2015

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 9, 2015.

This Proxy Statement and the accompanying form of proxy are being sent to our stockholders in connection with our solicitation of proxies for use at the special meeting of our stockholders to be held on Friday, February 20, 2015 or at any adjournment(s) or postponement(s) of the special meeting.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted on at the Special Meeting, please review the entire Proxy Statement.

STOCKHOLDER FORUM

You can access these materials and vote in advance of the Special Meeting by accessing our online stockholder forum by visiting www.proxyvote.com on the Internet through your computer. To access the forum, you must have the control number that appears on the proxy card or voting instructions that were provided to you.

INFORMATION ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	Friday, February 20, 2015 10:00 a.m. (Central time)

Attend Meeting via the Internet:	www.virtualshareholdermeeting.com/win15

Record Date:	January 9, 2015

Voting:	Holders of our Common Stock at the close of business on the Record Date may vote at the Special Meeting.

ADVANCE VOTING

Even if you plan to attend the Special Meeting, please vote right away using one of the following advance voting methods. You can vote in advance in one of three ways:

●Visit www.proxyvote.com to vote online.

●Call the telephone number on your proxy card/voting instruction form to vote by telephone.

●Sign, date and return your proxy card/voting instruction form in the enclosed envelope by mail.

PROPOSALS AND VOTING RECOMMENDATIONS

	Board	Votes Required	Page
Proposal	Recommendation	for Approval	#
1. Reclassification Proposal	FOR	Majority of shares outstanding	11

2. Subsidiary’s Voting Provision Proposal	FOR	Majority of shares outstanding	17

3. Adjournment Proposal	FOR	Majority of votes cast	19

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4001 Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com
_________________________

PROXY STATEMENT
_________________________

Why am I receiving these proxy materials?

Windstream Holdings, Inc. (“Windstream Holdings” or the “Company”) delivered these materials to you in connection with Windstream Holdings solicitation of proxies for use at a special meeting of stockholders (the “Special Meeting”) to be held on Friday, February 20, 2015 at 10:00 a.m. (Central time), and at any postponement(s) or adjournment(s) thereof. These materials were first sent to stockholders on or about January 9, 2015. You are invited to attend the Special Meeting and are requested to vote on the proposals described in this proxy statement (this “Proxy Statement”). The Special Meeting will be a completely virtual meeting. You will be able to attend and vote during the Special Meeting via the Internet by visiting www.virtualshareholdermeeting.com/win15. Be sure to have the control number that appears on the proxy card or voting instructions that we have provided to you in order to join the meeting.

What is included in these proxy materials?

The proxy materials include:

●This Proxy Statement for the Special Meeting; and

●The proxy card or, if you are a beneficial owner of shares held in street name, a voting instruction form.

What items will be voted on at the Special Meeting?

At the Special Meeting, stockholders will act upon the following proposals:

●To adopt an amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings (i) to effect a reclassification (reverse stock split) of our Common Stock, whereby each outstanding six (6) shares of Common Stock would be combined into and become one (1) share of Common Stock and (ii) to decrease the number of authorized shares of our Common Stock proportionately from one billion (1,000,000,000) shares to one hundred sixty six million six hundred sixty six thousand six hundred sixty seven (166,666,667) shares and to decrease the number of authorized shares of our preferred stock (“Preferred Stock”) proportionately from two hundred million (200,000,000) shares to thirty three million three hundred thirty three thousand three hundred thirty three (33,333,333) shares (the “Reclassification Proposal”);

●To approve an amendment to the amended and restated certificate of incorporation of Windstream Holdings’ wholly-owned subsidiary, Windstream Corporation, to remove a provision therein that requires a vote of the stockholders of Windstream Holdings in order for Windstream Corporation to take certain actions (the “Subsidiary’s Voting Provision Proposal”); and

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●To authorize the chairman of the Special Meeting to adjourn the Special Meeting if necessary or appropriate in the discretion of the chairman to obtain a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve either the Reclassification Proposal or the Subsidiary’s Voting Provision Proposal (the “Adjournment Proposal”).

What is the recommendation of the board of directors?

Our board of directors recommends that you vote “FOR” the Reclassification Proposal, “FOR” the Subsidiary’s Voting Provision Proposal, and “FOR” the Adjournment Proposal.

Who may vote at the Special Meeting?

Each share of Common Stock has one vote on each matter. Only stockholders of record as of the close of business on January 9, 2015 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Special Meeting. As of January [●], 2015, the last practicable day before the printing of these proxy materials, there were [●] shares of Windstream Holdings Common Stock issued and outstanding.

Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the Special Meeting for 10 days preceding the Special Meeting at our principal executive offices at 4001 Rodney Parham Road, Little Rock, Arkansas 72212 and electronically during the Special Meeting at www.virtualshareholdermeeting.com/win15 when you enter the control number that appears on the proxy card or voting instructions that we have provided to you.

How can I access the stockholder forum?

Stockholders may access our stockholder forum at by visiting www.proxyvote.com on the Internet through your computer to view Windstream Holdings’ proxy materials and vote online in advance of the Special Meeting. To access the forum, you must have the control number that appears on the proxy card or voting instructions that we have provided to you.

What do I need to do to attend the Special Meeting on the Internet?

Windstream Holdings will be hosting the Special Meeting via the Internet. There will not be an in-person meeting. A summary of the information you need to attend the Special Meeting online is provided below:

●Any stockholder can attend the Special Meeting via the Internet at www.virtualshareholdermeeting.com/win15

●We encourage you to access the Special Meeting online prior to its start time

●The Special Meeting starts at 10:00 a.m. (Central Time)

●Stockholders may vote while attending the Special Meeting on the Internet

●Please have the control number that appears on the proxy card or voting instructions that we have provided to you in order to join the Special Meeting

●Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/win15

●Questions regarding how to attend and participate via the Internet will be answered by calling 1-855-449-0991 on the day of the Special Meeting

●A replay of the Special Meeting will be available on our website for a period of ten (10) days following the Special Meeting

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If I am unable to attend the Special Meeting on the Internet, can I listen to the Special Meeting by telephone?

Yes. Although you will not be considered present at the Special Meeting and will not be able to vote unless you attend the Special Meeting via the Internet, stockholders unable to access the Special Meeting on the Internet will be able to call 1-877-317-6789 and listen to the Special Meeting if they provide the control number that appears on the proxy card or the voting instructions. If you do not intend to attend the Special Meeting, it is important to vote in advance of the Special Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with Windstream Holdings’ transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by Windstream Holdings.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

●By Internet Prior to the Special Meeting. You may vote online by proxy via the Internet by following the instructions provided in the proxy card or by following the instructions at our stockholder forum at www.proxyvote.com.

●By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

●By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

●By Internet during the Special Meeting. You may vote at the Special Meeting via the Internet at www.virtualshareholdermeeting.com/win15 using the control number that appears on the proxy card we have provided you.

There will not be an in-person meeting.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

●By Internet Prior to the Special Meeting. You may vote online by proxy via the Internet by following the instructions provided in the voting instruction form or by following the instructions at our stockholder forum at www.proxyvote.com.

●By Telephone. You may vote by proxy by calling the toll free number found on the voting instruction form.

●By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

●By Internet during the Special Meeting. You may vote at the Special Meeting via the Internet at www.virtualshareholdermeeting.com/win15 using the control number that appears on the voting instructions we have provided you.

There will not be an in-person meeting.

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What is the quorum requirement for the Special Meeting?

The holders of a majority of the outstanding shares of Common Stock entitled to vote must be present at the Special Meeting or represented by proxy to hold the Special Meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

●Are entitled to vote and you are present or by proxy at the Special Meeting; or

●Have properly voted online, by telephone or by submitting a proxy card or voting instruction form by mail.

If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Special Meeting will be voted by the proxies named therein and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

●Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

●Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders on the proxy card will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What vote is required to approve each of the Proposals?

The stockholder vote required to approve each of the proposals is set forth below.

Proposal	Votes Required for Approval
Reclassification Proposal	Majority of shares outstanding
Subsidiary’s Voting Provision Proposal	Majority of shares outstanding
Adjournment Proposal	Majority of votes cast

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. The effect of broker non-votes and abstentions on each of the proposals presented in this Proxy Statement is as follows:

Proposal	Broker Non-Votes	Abstentions
Reclassification Proposal	Vote against	Vote against
Subsidiary’s Voting Provision Proposal	Vote against	Vote against
Adjournment Proposal	No effect	No effect

As noted above, broker non-votes and abstentions will have no effect on the Adjournment Proposal presented in this Proxy Statement because broker non-votes and abstentions are not considered “votes cast” under our “majority of votes cast” approval standard. Approval of such proposal will require that the number of shares voted “for” the

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proposal exceed the number of votes “against” it. While there may be instances in which a stockholder will wish to abstain, we encourage all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

Can I change my vote after I submit my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. After you submit your proxy, you may change your vote via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Special Meeting and voting. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you properly vote at the Special Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary prior to the Special Meeting at 4001 Rodney Parham Road, Little Rock, Arkansas 72212.

All shares that have been properly voted and not revoked will be voted at the Special Meeting.

Is my vote important?

Yes. The agenda for this Special Meeting contains two important proposals (the Reclassification Proposal and the Subsidiary’s Voting Provision Proposal) which require the affirmative vote of the holders of a majority of our outstanding shares. If you fail to vote, it will have the effect of a vote AGAINST these important proposals.

Who should I contact if I have questions?

If you have any questions, need additional copies of the proxy materials, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders Call Toll-Free:
877-750-5836
Banks and Brokers Call Collect:
212-750-5833

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

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BACKGROUND TO THE PROPOSALS

General

On July 29, 2014, the Board of Directors (the “Board”) of Windstream Holdings, Inc. (“Windstream Holdings” or the “Company”) announced a plan to separate its business into two separate and independent publicly traded companies contingent upon receipt of regulatory approvals, final approval from the Board, execution of definitive documentation, and satisfaction of other customary conditions (the “Spin-Off”):

1.	Windstream Holdings, which will continue to provide advanced network communications and technology solutions to businesses and customers through its existing operations; and

2.

Communications Sales & Leasing, Inc., a Maryland corporation (“CS&L”), which, through its subsidiaries, will own, acquire and lease distribution systems serving the communications infrastructure industry and potentially other industries and operate a consumer CLEC business.

The Spin-Off transaction will place a significant portion of Windstream Holdings existing fiber and copper network and other fixed real estate assets into an independent, publicly traded real estate investment trust (REIT). The REIT will lease the assets to Windstream through a long-term triple-net exclusive lease with an initial rent payment of $650 million per year.

Our Business

Windstream Holdings is a leading provider of advanced network communications in the United States. We provide advanced network communications, including cloud computing and managed services, to businesses nationwide. Additionally, we offer broadband, phone and digital TV services to consumers primarily in rural areas and maintain a local and long-haul fiber network that spans approximately 118,000 miles.

Rationale for the Spin-off

The Board expects the Spin-Off will:

●Allow Windstream Holdings to realize significant financial flexibility by retiring approximately $4.0 billion in debt as part of the Spin-Off and to de-lever upfront;

●Generate additional free cash flow that can be used to fund incremental growth opportunities in our business, including accelerating broadband investments, transition to an IP-centric network and allow Windstream Holdings to deliver enhanced services to customers;

●Provide CS&L with increased flexibility to pursue its plan to expand its communications real estate platform, including issuing equity on meaningfully more favorable terms in connection with investments and acquisitions;

●Meaningfully enhance the ability to raise capital for CS&L’s business by issuing equity on more favorable terms than would be possible, absent the Spin-Off, in the public markets to institutional investors that invest in REITs;

●Provide Windstream Holdings with greater financial and strategic flexibility by allowing CS&L’s real property business to optimize its leverage and enhance the credit profile of the Windstream Holdings business;

●Create opportunity to unlock stockholder value by creating two independent public companies with distinct investment characteristics;

●Meaningfully enhance the ability of each of Windstream Holdings and CS&L to attract and retain qualified management; and

●Reduce the actual or perceived competition for capital resources within Windstream Holdings.

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The transaction is structured as a tax-free spinoff for Windstream Holdings stockholders. The Board approved the plan following the receipt of a private letter ruling from the Internal Revenue Service confirming tax-free treatment to our stockholders.

Current Structure	Planned Structure

Reorganization

In anticipation of the Spin-Off, Windstream Holdings intends to reorganize certain of its subsidiaries into limited liability companies and take certain other steps to facilitate the Spin-Off (collectively, the “Reorganization”). In addition, the Board believes it is in the best interests of its stockholders to effect a 1 for 6 “reverse stock split” of its Common Stock following the Spin-Off.

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PROPOSAL NO. 1
THE RECLASSIFICATION PROPOSAL

ADOPT AN AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF WINDSTREAM HOLDINGS TO EFFECT A ONE-FOR-SIX REVERSE STOCK
SPLIT AND A PROPORTIONATE DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF
OUR COMMON AND PREFERRED STOCK

General

The Board has adopted a resolution approving, subject to approval by our stockholders, a proposed amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings, a form of which is attached to this Proxy Statement as Annex A (the “Proposed Amendment”), to:

i.	effect a reclassification of our Common Stock, and

ii.	decrease the number of authorized shares of our Common Stock and our Preferred Stock in proportion to the reclassification.

Pursuant to the Proposed Amendment, on the effective date thereof, each outstanding six (6) shares of Common Stock would be combined into and become one (1) share of Common Stock and the number of authorized shares of our Common Stock would be decreased from one billion (1,000,000,000) shares to one hundred sixty six million six hundred sixty six thousand six hundred sixty seven (166,666,667) shares and the number of authorized shares of our Preferred Stock will be decreased from two hundred million (200,000,000) shares to thirty three million three hundred thirty three thousand three hundred thirty three (33,333,333) shares. To avoid the existence of fractional shares of our Common Stock, stockholders who would otherwise be entitled to receive fractional shares of our Common Stock as a result of the reclassification will receive a cash payment in lieu thereof.

Because the authorized number of shares of Common Stock and Preferred Stock would be reduced at the same proportionate one-for-six rate as the reverse stock split, the Proposed Amendment would not have the practical effect of increasing the number of authorized shares of Windstream Holdings.

As of January [●], 2015, the last practicable date prior to the printing of these proxy materials, we had [●] shares of Common Stock outstanding. Based on that number of shares of our Common Stock outstanding, immediately following the completion of the reclassification, we would have approximately [●] shares of our Common Stock outstanding (without giving effect to the cash payment in lieu of fractional shares).

Adoption of the Proposed Amendment requires the affirmative vote of the holders of at least a majority of our outstanding shares of Common Stock. We currently anticipate that if the Proposed Amendment is approved by stockholders at the Special Meeting, it would be implemented promptly following the Spin-Off. If the Board, in its sole discretion, determines that the reclassification is no longer in the best interests of our stockholders, the Proposed Amendment may be abandoned at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by our stockholders.

Purpose of the Proposed Amendment

The Spin-Off, if consummated, will result in a significant portion of our extensive communications distribution system comprised of fiber optic cable lines, copper cable lines and central land and buildings across 37 states no longer being held by Windstream Holdings and its subsidiaries, but instead by Communications Sales & Leasing, Inc. and its subsidiaries. As such, we expect that the per share trading price of our Common Stock will decrease after the Spin-Off, absent the Proposed Amendment.

The primary purpose for effecting the Proposed Amendment is to increase the per share trading price of our Common Stock after the Spin-Off so as to:

●	bring the share price of our Common Stock after the Spin-Off into a range more appropriate for a NASDAQ listed company and more in line with other telecommunications companies with comparable market capitalization;

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●	broaden the pool of investors that may be interested in investing in Windstream Holdings after the Spin-Off by attracting new investors who would prefer not to invest in shares that trade at low share prices;

●	make our Common Stock a more attractive investment to institutional investors; and
●	reduce the relatively high transaction costs and commissions that may be incurred by our stockholders, due to the lower per share trading price that would be expected following the Spin-Off.

In addition, in connection with the reclassification, we believe that the number of authorized shares of our Common Stock should be decreased from 1,000,000,000 shares to 166,666,667 shares and that the number of authorized shares of our Preferred Stock should be decreased from 200,000,000 to 33,333,333 shares. Provided that the reclassification is effectuated, we do not anticipate the need for one billion authorized shares of Common Stock or 200,000,000 shares of Preferred Stock in the foreseeable future.

Board Rationale

In determining to approve the Proposed Amendment, the Board considered, among other things, that, following the Spin-Off, a sustained higher per share price of our Common Stock, which should result from the reclassification, might heighten the interest of the financial community in Windstream Holdings and potentially broaden the pool of investors that may consider investing in Windstream Holdings, possibly increasing the trading volume and liquidity of our Common Stock. The Board, with the advice of its financial advisor, has determined that investors who would otherwise be potential investors in our Common Stock would prefer to invest in shares that trade at a price range more appropriate for a company listed on NASDAQ. The Board has approved the one-for-six split of all outstanding shares of our Common Stock with the expectation that, following the Spin-Off, the reclassification would result in a per-share price in a more appropriate range for a NASDAQ listed company.

In addition, the Board considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. The Board believes that, to the extent that the price per share of our Common Stock remains at a higher per share price, following the Spin-Off, as a result of the reclassification, some of these concerns may be ameliorated.

The Board also considered that the structure of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced issues, which may discourage trading in such lower-priced securities. Following the Spin-Off, a reclassification should result in a price level for our Common Stock that may reduce the adverse effect trading commissions have on the tendencies of certain stockholders to trade in our Common Stock. Moreover, a reclassification would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our Common Stock based on the number of shares actually traded.

Other Considerations

Stockholders should recognize that if the reclassification is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reclassification divided by six). While we expect that the reclassification will result in an increase in the per share price of our Common Stock, the reclassification may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reclassification is effected and the per share price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reclassification. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reclassification. In addition, the reclassification will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd

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lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a reclassification may not achieve all of the desired results that have been outlined above.

The Board considered all of the foregoing factors, and determined that the reclassification is in the best interests of the Company and its stockholders. As noted above, even if stockholders approve the reclassification, the Board reserves the right not to effect the reclassification if the Board does not deem it to be in the best interests of the Company or its stockholders.

Principal Effects of the Proposed Amendment

General

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reclassification will not affect the registration of our Common Stock under the Exchange Act.

Number of Shares of Common Stock and Corporate Matters

If approved and implemented, the Proposed Amendment would have the following effects on the number of shares of Common Stock:

●	each six shares of our Common Stock owned by a stockholder immediately prior to the reclassification would become one share of Common Stock after the reclassification;
●	the number of shares of our Common Stock outstanding would be reduced from approximately [●] million shares to approximately [●] million shares;
●	the number of shares of our Common Stock subject to any then outstanding awards under equity incentive plans or warrants will be adjusted and decreased by a ratio of one-for-six and, where applicable, there will be a corresponding increase in the per share exercise or strike price thereof;

●	the number of shares of our Common Stock reserved for future issuance under our employee equity plans will be reduced to one-sixth of the number of shares currently included in such plans; and
●	the number of authorized shares of our Common Stock would decrease from 1,000,000,000 shares to 166,666,667 shares, so that upon effectiveness of the reclassification, the number of shares of our Common Stock that are authorized but unissued would decrease from approximately [●] million shares to approximately [●] million shares.

Following the reclassification and assuming it became effective at the close of business on January [●], 2015, we would have approximately [●] million authorized but unissued shares of Common Stock, a portion of which would be reserved for issuance pursuant to, or in connection with, our employee equity plans.

Windstream Holdings Authorized, Outstanding, and Reserved Common Stock

Share Count	Pre-Reverse Stock Split		Post Reverse Stock Split
Authorized	1,000,000,000		166,666,667
Outstanding	[●]	*	[●]
Reserved for Issuance (Equity Plans)	[●]	**	[●]
*	As of December 31, 2014
**	Includes [●] shares available for issuance under the Company’s stockholder-approved equity plans and [●] shares reserved for issuance for shares that have been granted but remain unexercised.

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The authorized and unissued and unreserved shares would be available from time to time for corporate purposes including raising additional capital by means of sales of stock or securities convertible into Common Stock, acquisitions of companies or assets, or other strategic transactions. We currently have no plan, arrangement or agreement to issue shares of our Common Stock for any purpose, except for the issuance of shares of Common Stock pursuant to our employee equity plans.

The reclassification will affect all of our stockholders uniformly and will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible changes due to the treatment of fractional shares resulting from the reclassification. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares.

Cash Payment in Lieu of Fractional Shares

Windstream Holdings will not issue fractional certificates for post-reclassification shares in connection with the reclassification. Instead, our transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time of the reclassification at the then prevailing prices on the open market, on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect that it may take several days for our transfer agent to sell all of the aggregated fractional shares of Common Stock. After completing such sale, stockholders otherwise entitled to receive a fractional share will receive a cash payment from our transfer agent in an amount equal to their pro rata share of the total net proceeds of that sale. The proceeds of such sale will be subject to federal income tax, as described further below in “Certain United States Federal Income Tax Consequences”. In addition, such stockholders will not be entitled to receive interest for the period of time between the effective time of the reclassification and the date they receive payment for the cashed-out shares.

The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reclassification will not affect our total stockholders’ equity, after giving effect to the Spin-Off. However, because the par value of our Common Stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the reclassification, the aggregate stated capital component attributable to our Common Stock will be reduced to an amount equal to one-sixth of its present amount, and the additional paid-in capital component will be increased by an equivalent amount. The per share net income and net book value per share of our Common Stock will be increased as a result of the reclassification because there will be fewer shares of our Common Stock outstanding. Prior periods’ per share amounts will be restated to reflect the reclassification.

Procedure for Effecting Proposed Amendment; No Exchange of Stock Certificates

If our stockholders approve the Proposed Amendment and the Board determines that a reclassification, at a ratio of 1-to-6, continues to be in the best interests of Windstream Holdings and its stockholders, we will file the Proposed Amendment reflecting the reclassification and the reduction of the authorized number of shares of our Common Stock with the Secretary of State of the State of Delaware. The reclassification and the reduction of the authorized number of shares of our Common Stock will become effective as of 5:00 p.m. eastern time on the date of filing, which time on such date will be referred to as the “effective time.” Except as described above on page [●] under “Cash Payment in Lieu of Fractional Shares,” at the effective time, each six shares of Common Stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock, subject to the treatment for fractional shares described above, each certificate which, immediately prior to the effective time represented pre-reclassification shares, will be deemed for all corporate purposes to evidence ownership of post-reclassification shares and the number of authorized shares of our Common Stock will be decreased from 1,000,000,000 shares to

14	|

166,666,667 shares and the number of authorized shares of our Preferred Stock will be decreased from 200,000,000 shares to 33,333,333 shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S).

Even if the stockholders approve the Proposed Amendment, we do not intend to effect the reclassification or the decrease the number of authorized shares of our Common Stock until the Spin-Off is effected and we reserve the right not to effect the reclassification or decrease the number of authorized shares of our Common Stock if in the opinion of the Board it would not be in the best interests of the Company and its stockholders.

No Appraisal Rights

Under the Delaware General Corporation Law (the “DGCL”), stockholders will not be entitled to exercise appraisal rights in connection with the reclassification or decrease in the number of authorized shares of our Common Stock, and the Company will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reclassification generally applicable to beneficial owners of shares of our Common Stock. This summary addresses only such stockholders who are U.S. Holders (as defined below) and hold their pre-reclassification shares as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the post-reclassification shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split. This summary does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reclassification and is included for general information only. Further, tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, Medicare net investment income surtax, state, local or foreign tax considerations arising out of the reclassification.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term “U.S. Holder” means a stockholder that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Exchange Pursuant to Reclassification

No gain or loss will be recognized by a U.S. Holder upon such stockholder’s exchange of pre-reclassification shares for post-reclassification shares pursuant to the reclassification, except to the extent of cash, if any, received in lieu of fractional shares. See “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reclassification shares received in the reclassification, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reclassification shares exchanged therefor. A U.S. Holder’s holding period of the post-reclassification shares will include the holding period of the pre-reclassification shares surrendered in the reclassification.

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Cash in Lieu of Fractional Shares

In general, the receipt of cash by a U.S. Holder in lieu of a fractional share of post-reclassification shares will result in a taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reclassification shares exchanged in the reclassification that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute long-term capital gain or loss if the holder’s holding period for such pre-reclassification shares exceeds one year at the time of the reclassification. The deductibility of capital losses by holders is subject to limitations.

Board Recommendation; Vote Required

Accordingly, the Board recommends that the stockholders of Windstream Holdings vote in favor of the adoption of the Proposed Amendment. If holders of a majority of the outstanding shares of Common Stock of Windstream Holdings vote in favor of the adoption of the Proposed Amendment, then the Proposed Amendment will be duly adopted. Abstentions from voting and broker non-votes, if any, will have the same effect as votes against the adoption of the proposal.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE RECLASSIFICATION PROPOSAL.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE RECLASSIFICATION
PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 2
THE SUBSIDIARY’S VOTING PROVISION PROPOSAL

AUTHORIZE AN AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF WINDSTREAM CORPORATION TO REMOVE THE VOTING PROVISION

General

In connection with the Spin-Off, the Board intends to convert its wholly-owned subsidiary, Windstream Corporation, into a limited liability company. This conversion will allow the Company to proceed with the Spin-Off without incurring a considerable tax liability. According to Windstream Corporation’s current certificate of incorporation, however, its conversion from a corporation into a limited liability company would require unanimous approval from the Company’s stockholders, which is unrealistic for a public corporation.

The Board therefore seeks stockholder approval to amend its subsidiary’s certificate of incorporation in order to remove a provision that would require the unanimous approval of the stockholders of Windstream Holdings of such conversion and instead allow Windstream Holdings to approve the conversion as the sole stockholder of Windstream Corporation, without a vote of the stockholders of Windstream Holdings.

Specifically, the proposed amendment would eliminate the following section from Windstream Corporation’s Amended and Restated Certificate of Incorporation (the “Voting Provision”):

Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the DGCL or under this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Windstream Holdings, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote as is required by the DGCL or this Certificate of Incorporation, as the case may be.

A complete copy of the proposed amendment is attached to this Proxy Statement as Annex B.

Board Rationale

In the course of diligence conducted in anticipation of the Reorganization and the Spin-Off, we determined that Windstream Holdings has a substantial excess loss account (“ELA”) in the stock of Windstream Corporation for U.S. federal income tax purposes. The ELA resulted from the creation of our holding company structure and prior stockholder distributions by Windstream Holdings and Windstream Corporation that were in excess of earnings and profits. Although the exact amount of the ELA is expected to fluctuate prior to the Spin-Off, we anticipate that it will increase in connection with any quarterly dividends paid by Windstream Holdings prior to the Spin-Off.

Absent any changes to the planned Reorganization and the Spin-Off, Windstream Holdings anticipates that the Spin-Off will trigger the ELA and, based on current estimates as of December 31, 2014, result in a tax liability to Windstream Holdings of approximately $600 - $800 million. In order to eliminate the ELA, we are proposing to convert Windstream Corporation into a Delaware limited liability company prior to the consummation of the Spin-Off (the “Conversion”). Following the Conversion, Windstream Corporation will be treated as an entity that is disregarded as separate from Windstream Holdings for U.S. federal income tax purposes and the ELA will no longer exist. Accordingly, the Conversion will allow us to proceed with the Spin-Off without incurring such tax liability.

Under the DGCL, the conversion of a wholly-owned subsidiary from a corporation into a limited liability company would not normally require a vote of the stockholders of the parent corporation. However, if the Voting Provision remains in place, the Conversion would require the unanimous approval of Windstream Holdings’ stockholders because Section 266 of the DGCL requires the unanimous approval of a corporation’s stockholders in order for a corporation to convert to a limited liability company. Obtaining the unanimous approval of stockholders of a public corporation is not a realistic alternative.

In addition to the foregoing reason for the elimination of the Voting Provision, the deletion of the Voting Provision will put Windstream Holdings in the same position as substantially all other public companies that operate through multiple subsidiaries. It is exceedingly uncommon in business organizations that operate in a holding

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company structure for the stockholders of the holding company to have direct voting rights as to matters that affect only subsidiaries of the holding company. By lifting this requirement, Windstream Holdings will gain the flexibility and efficiency currently realized by nearly all other companies who operate under the same, or similar, holding company and subsidiary structure.

Impact on Stockholder Rights

The amendment would have no effect on the right of stockholders of Windstream Holdings to vote on matters relating to Windstream Holdings, such as a merger or consolidation of Windstream Holdings, a sale of all or substantially all of Windstream Holdings’ assets, amendments to Windstream Holdings’ certificate of incorporation, or any other matter requiring the approval of Windstream Holdings stockholders under applicable law.

While this amendment would eliminate the right of the stockholders of Windstream Holdings to vote on transactions occurring at the Windstream Corporation level, Windstream Holdings’ stockholders will retain their right under applicable law to approve a sale of substantially all of the assets of Windstream Corporation. Delaware law requires stockholder approval before a corporation can sell all or substantially all of its assets. Section 271 of the DGCL expressly provides that, for purposes of determining whether all or substantially all of a corporation’s assets are being sold, the property and assets of the corporation include the property and assets of its subsidiaries. The only asset Windstream Holdings owns is the common stock of Windstream Corporation. Therefore, even if the proposed amendment to Windstream Corporation’s Amended and Restated Certificate of Incorporation is approved, the stockholders of Windstream Holdings would still have the right to vote on a sale of substantially all of Windstream Corporation’s assets because such a transaction would constitute a sale of substantially all of the assets of Windstream Holdings.

Consequences of Non-Approval

If the Subsidiary’s Voting Provision Proposal is not approved, the Board will consider whether proceeding with the Spin-Off, notwithstanding this additional tax liability of approximately $600 - $800 million, is in the best interests of stockholders. As a result, if the Subsidiary’s Voting Provision Proposal is not approved, the Board may determine to abandon the Spin-Off.

The Spin-Off of Windstream Holdings’ fiber and copper network and other fixed real estate assets into a publicly-traded REIT provides a number of strategic benefits to Windstream Holdings stockholders. The Spin-Off is expected to unlock stockholder value by creating two independent public companies with distinct investment characteristics. If the Spin-Off is not consummated, the Company would not realize these benefits.

Board Recommendation; Vote Required

The Board believes that the proposed amendment to Windstream Corporation’s certificate of incorporation is in the best interests of the Company and its stockholders based on the factors and considerations listed above, including the elimination of a significant tax liability based on the Conversion, and the negative financial implications of non-approval. Accordingly, the Board recommends that the stockholders of Windstream Holdings vote in favor of the proposed amendment, which eliminates the Voting Provision from Windstream Corporation’s Amended and Restated Certificate of Incorporation. If holders of a majority of the outstanding shares of Common Stock of Windstream Holdings vote in favor of the proposal, then Windstream Corporation will promptly file an amendment to its Amended and Restated Certificate of Incorporation with the State of Delaware to delete the Voting Provision. Abstentions from voting and broker non-votes, if any, will have the same effect as votes against the adoption of the proposal.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE SUBSIDIARY’S VOTING PROVISION PROPOSAL.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE SUBSIDIARY’S VOTING
PROVISION PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL 3
THE ADJOURNMENT PROPOSAL

APPROVE AN ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY

General

If this proposal is adopted, the Special Meeting may be adjourned to another time and place, if necessary or appropriate, in the sole discretion of the chairman of the Special Meeting, to obtain a quorum or to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Reclassification Proposal and the Subsidiary’s Voting Provision Proposal.

Board Recommendation; Vote Required

Accordingly, we are asking Windstream Holdings stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of the proposal that the chairman of the Board adjourn the Windstream Holdings Special Meeting, if necessary and appropriate, in the sole discretion of the chairman of the Special Meeting, to obtain a quorum or to solicit additional proxies if there are not sufficient votes to approve the Reclassification Proposal and the Subsidiary’s Voting Provision Proposal at the time of the Special Meeting. We currently intend to adjourn the Special Meeting if there are insufficient votes at the time of the Special Meeting to approve both the Reclassification Proposal and the Subsidiary’s Voting Provision Proposal.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE ADJOURNMENT PROPOSAL.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ADJOURNMENT
PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers. Set forth below is certain information, as of December 16, 2014, as to shares of Windstream Holdings Common Stock beneficially owned by each director, by each named executive officer who was serving as an executive officer during 2014, and by all directors and executive officers of Windstream Holdings as a group. Except as otherwise indicated by footnote, the nature of the beneficial ownership is sole voting and investment power, and no shares are pledged as security:

			Unvested Restricted
			Shares and
	Shares		Performance-	Total Shares
	Beneficially		Based Restricted Stock	Beneficially	Percent of Class
Name of Beneficial Owners	Owned (1)		Units (PBRSUs) (2)	Owned (3)	(if 1% or more)
Non-Management Directors
Carol B. Armitage	51,463		12,224	63,687	*
Samuel E. Beall, III	97,626		12,224	109,850	*
Dennis E. Foster	252,435	(4)	12,224	264,659	*
Francis X. (“Skip”) Frantz	683,517	(5)	12,224	695,741	*
Jeffrey T. Hinson	54,411		12,224	66,635	*
Judy K. Jones	52,667		12,224	64,891	*
William G. LaPerch	-0-		11,623	11,623	*
William A. Montgomery	85,193		12,224	97,417	*
Michael G. Stoltz	2,000		11,623	13,623	*
Alan L. Wells	272,912		12,224	285,136	*
Named Executive Officers
Anthony W. Thomas	305,926		207,788	513,714 (6)	*
Robert E. Gunderman	66,907		41,880	108,787 (6)	*
John P. Fletcher	364,259		183,337	547,596	*
J. David Works, Jr.	50,191		119,772	169,963	*
Jeffery R. Gardner	1,793,194	(7)	250,000 (8)	2,043,194	*
Brent Whittington	—	(9)	57,479 (9)	57,479	*
All Directors and Executive
Officers as a Group	4,132,701		981,294	5,113,995

*	Indicates less than 1 percent

(1)	Excludes unvested restricted shares and includes shares of Common Stock owned directly and shares held in the person’s account under the Windstream 401(k) Plan.

(2)	Unvested shares of restricted stock are deemed beneficially owned because grantees of unvested restricted stock under Windstream Holdings’ equity compensation plans hold the sole right to vote such shares, and includes unvested performance-based restricted stock units that are scheduled to vest within 60 days of January 9, 2015, as follows: Mr. Thomas, 30,563 shares on February 15, 2015 and 39,320 shares on March 1, 2015; Mr. Gunderman, 6,113 shares on February 15, 2015 and 4,247 shares on March 1, 2015; Mr. Fletcher, 24,450 shares on February 15, 2015 and 39,320 shares on March 1, 2015; Mr. Works, 15,281 shares on February 15, 2015 and 19,996 shares on March 1, 2015; Mr. Gardner, 250,000 shares on February 1, 2015; and Mr. Whittington, 57,479 shares on March 1, 2015.

(3)	Windstream Holdings grants performance-based restricted stock units (PBRSUs) to its executive officers. Because unvested PBRSUs do not provide the recipients the right to vote or other elements of beneficial ownership as defined under Securities and Exchange Commission (“SEC”) rules, we have omitted from this table unvested PBRSUs that will not vest within 60 days from January 9, 2015. For informational purposes, the following table shows the outstanding PBRSUs granted to each named executive officer that will not vest within 60 days from January 9, 2015:

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		Unvested Performance-	Total Shares
	Total Shares	Based Restricted Stock	Beneficially Owned
Named Executive Officers	Beneficially Owned	Units (PBRSUs)	Including PBRSUs
Anthony W. Thomas	513,714	79,812	593,526
Robert E. Gunderman	108,787	16,471	125,258
John P. Fletcher	547,596	67,587	615,183
J. David Works, Jr.	169,963	41,180	211,143
Jeffery R. Gardner	2,043,194	-0-	2,043,194
Brent Whittington	57,479	-0-	57,479

(4)	Includes 14,519 shares held by Mr. Foster’s spouse and by account for grandchildren for which Mr. Foster serves as custodian. These shares are deemed beneficially owned under SEC rules, but Mr. Foster disclaims beneficial ownership.

(5)	Includes 27,499 shares held in trust for the benefit of Mr. Frantz’s spouse and children. Mr. Frantz’s spouse is the trustee of the trust. These shares are deemed beneficially owned under SEC rules, but Mr. Frantz disclaims beneficial ownership.

(6)	In connection with their respective appointments as Chief Executive Officer and Chief Financial Officer, Mr. Thomas and Mr. Gunderman will receive an equity award of $1,000,000 and $500,000 respectively, that will become effective on December 19, 2014, which is not included in these amounts.

(7)	Includes 65,852 shares held for the benefit of Mr. Gardner’s children and as account custodian. These shares are deemed beneficially owned under SEC rules, but Mr. Gardner disclaims beneficial ownership.

(8)	Mr. Gardner resigned as Chief Executive Officer from Windstream Holdings effective December 11, 2014 and has agreed to continue to serve as a director until February 1, 2015. In his Separation Agreement, it was agreed that 250,000 performance-based restricted stock units allocated to the 2014 performance period (along with accrued dividend equivalents on such vested units) shall vest, which units shall be payable to Mr. Gardner in shares of the Windstream common stock within five business days after February 1, 2015. Any remaining unvested performance-based restricted stock units (and related dividend equivalents) and any other outstanding and unvested equity awards held by Executive that do not vest shall be forfeited.

(9)	Mr. Whittington resigned from Windstream Holdings effective September 1, 2014 and is no longer affiliated with Windstream. As a result, no current information on his holdings in Windstream Holdings common stock is available. Pursuant to Mr. Whittington’s Separation Agreement, he retained the right to receive a pro-rated vesting of his performance-based restricted stock units (in the amount of 57,479 units) for the 2014 performance period that is scheduled to vest on March 1, 2015.

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Security Ownership of Certain Beneficial Owners. Set forth below is information, as of December 16, 2014, with respect to any person known to Windstream Holdings to be the beneficial owner of more than 5% of any class of Windstream Holdings’ voting securities, all of which are shares of Common Stock:

	Name and Address	Amount and Nature
Title of Class	of Beneficial Owner	of Beneficial Ownership	Percent of Class
Common Stock	Blackrock, Inc.	33,750,618 (1)	5.70%
	40 East 52nd Street
	New York, NY 10022
Common Stock	The Vanguard Group, Inc.	40,552,666 (2)	6.80%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)	Based upon information contained in Schedule 13G filed on January 31, 2014, Blackrock, Inc. has sole voting power over 28,583,102 shares and sole dispositive power over 33,750,618 shares.

(2)	Based upon information contained in Schedule 13G filed on February 12, 2014, Vanguard, Inc., has sole voting power over 959,584 shares, sole dispositive power over 39,675,282 shares, and shared dispositive power over 877,384 shares.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of Windstream Holdings.

OTHER MATTERS

Under our by-laws, no matter other than those disclosed in the notice of Special Meeting of Stockholders attached to this Proxy Statement may be brought before the Special Meeting.

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made at the Special Meeting via the Internet, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. To assist us in soliciting proxies, we have retained Innisfree M&A Incorporated, a proxy soliciting firm, and we have agreed to pay Innisfree M&A Incorporated a fee of $20,000, and all reasonable out-of-pocket expenses incurred by it in connection with the provision of its services. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of Windstream Holdings stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

For stockholders who elect to receive proxy materials by mail and not electronic delivery, only one copy of this Proxy Statement is being delivered to such stockholders who share an address, unless Windstream Holdings has received contrary instructions from one or more of the stockholders. Windstream Holdings will promptly deliver a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of those documents has been delivered by mail upon the written or oral request from that stockholder to Windstream Holdings at the address provided below or by calling (501) 748-7000. Any stockholder sharing a single copy of the Proxy Statement who wishes to receive a separate distribution by mail of Windstream Holdings’ proxy statement in the future and stockholders sharing an address and receiving by mail multiple copies of Windstream Holdings’ proxy statement who wish to share a single copy of those documents in the future should also notify Windstream Holdings at: Investor Relations, Windstream Corporation, 4001 Rodney Parham Road, Little Rock, Arkansas 72212.

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STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Stockholders who intended to present proposals at the 2015 Annual Meeting of Stockholders, and who wished to have those proposals included in Windstream Holdings’ proxy statement for the 2015 Annual Meeting, were required to submit their proposals to the Corporate Secretary at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, by November 25, 2014. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for Windstream Holdings’ 2015 Annual Meeting. Notice of stockholder proposals to be raised from the floor of the 2015 Annual Meeting of Stockholders outside of Rule 14a-8 must be received by the Corporate Secretary by not earlier than the close of business on January 7, 2015 and not later than the close of business on February 6, 2015.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Windstream Holdings claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements specific to the proposed Reorganization, Spin-Off and formation of the REIT include, but are not limited to, statements regarding the expected benefits of the transaction. Such statements are based on estimates, projections, beliefs and assumptions that Windstream Holdings believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream Holdings may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream Holdings’ forward-looking statements include, among others:

●

risks related to the anticipated timing of the proposed separation, the expected tax treatment of the proposed transaction, the ability of each of Windstream Holdings (post-spin) and the new REIT to conduct and expand their respective businesses following the proposed spinoff, the ability of Windstream Holdings to reduce its debt by the currently-anticipated amounts, and the diversion of management’s attention from regular business concerns;

●

our ability to receive, or delays in obtaining, the regulatory approvals and other conditions required to complete the spinoff, and the risk that Windstream Holdings’ board of directors could abandon the spinoff or modify or change the terms of the spinoff at any time and for any reason until the spinoff is complete;

●	our ability to obtain stockholder approval of an amendment to our subsidiary’s certificate of incorporation that will facilitate the REIT spin off without incurring a large tax liability; and

●

those additional factors under “Risk Factors” in Item 1A of Part I of Windstream Holdings’ Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the SEC at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream Holdings undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream Holdings’ actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream Holdings’ future results included in other filings by Windstream Holdings with the SEC at www.sec.gov.

Dated: January 9, 2015	By Order of the Board of Directors,
John P. Fletcher,
Secretary

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ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
WINDSTREAM HOLDINGS, INC.

_________________________________________

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware (“DGCL”)
_________________________________________

Windstream Holdings, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Effective at 5:00 p.m. (Eastern Time) on the date of filing with the Secretary of State of the State of Delaware (such time, on such date, the “Effective Time”) of this Certificate of Amendment pursuant to the DGCL, each six (6) shares of the Corporation’s common stock, $0.0001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, $0.0001 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests. The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment.

SECOND: Section 1 of Article FOUR of the Restated Certificate of Incorporation is amended and restated to read in its entirety as set forth below:

“SECTION 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 200,000,000 shares, consisting of:

(a) 33,333,333 shares of Preferred Stock, par value $.0001 per share (“Preferred Stock”); and

(b) 166,666,667 shares of Common Stock, par value $.0001 per share (“Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.”

THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

[SIGNATURE PAGE FOLLOWS]

24	|

IN WITNESS WHEREOF, Windstream Holdings, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ___ day of ___________, 201_.

WINDSTREAM HOLDINGS, INC.

By:
Name:
Title:

|	25

ANNEX B

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
WINDSTREAM CORPORATION

_________________________________________

Pursuant to Sections 228 and 242 of the
General Corporation Law of the State of Delaware (“DGCL”)
_________________________________________

Windstream Corporation, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article Fourteen of the Amended and Restated Certificate of Incorporation (formerly reading “Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the DGCL or under this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Windstream Holdings, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote as is required by the DGCL or this Certificate of Incorporation, as the case may be.”) is hereby deleted in its entirety.

SECOND: The foregoing amendment was duly adopted in accordance with Sections 228 and 242 of the DGCL and the terms of Article Fourteen of the Amended and Restated Certificate of Incorporation as in effect immediately prior to the effective time of this Certificate of Amendment.

[SIGNATURE PAGE FOLLOWS]

26	|

IN WITNESS WHEREOF, Windstream Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this ___ day of ___________, 2015.

WINDSTREAM CORPORATION

By:
Name:
Title:

|	27

WINDSTREAM HOLDINGS, INC.
4001 N. RODNEY PARHAM ROAD
LITTLE ROCK, AR 72212

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/win15
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it prior to the Meeting in the postage-paid envelope we have provided or return it prior to the Meeting to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M80330-S26628	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WINDSTREAM HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	To adopt an amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (i) to effect a reclassification (reverse stock split) of our Common Stock, whereby each outstanding six (6) shares of Common Stock would be combined into and become one (1) share of Common Stock and (ii) to decrease the number of authorized shares of our Common Stock proportionately from 1,000,000,000 shares to 166,666,667 shares and to decrease the number of authorized shares of our Preferred Stock proportionately from 200,000,000 shares to 33,333,333 shares (the “Reclassification Proposal”);	☐	☐	☐

2.	To approve an amendment to the amended and restated certificate of incorporation of Windstream Holdings’ wholly-owned subsidiary Windstream Corporation to remove a provision therein that requires a vote of the stockholders of Windstream Holdings in order for Windstream Corporation to take certain actions (the “Subsidiary's Voting Provision Proposal”); and	☐	☐	☐

3.	To authorize the chairman of the Special Meeting to adjourn the Special Meeting if necessary or appropriate in the discretion of the chairman to obtain a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve either the Reclassification Proposal or the Subsidiary's Voting Provision Proposal.	☐	☐	☐

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THESE PROPOSALS AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. Your failure to vote will constitute a vote AGAINST two important proposals (see Proposal Nos. 1 and 2 above).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.
M80331-S26628

Notice of Special Meeting of Stockholders
Friday, February 20, 2015, 10:00 a.m., Central time

This Proxy is Solicited on Behalf of the Board of Directors
for the Special Meeting of Stockholders on February 20, 2015

The undersigned hereby appoints Anthony W. Thomas, John P. Fletcher and Robert E. Gunderman, or any of them, with the full power of substitution, as proxies and attorneys-in-fact with the power of substitution to represent the undersigned and to vote all of the undersigned's shares of voting stock at the Special Meeting of Stockholders on February 20, 2015, and at any postponement or adjournments thereof, in accordance with and as more fully described in the Notice of Special Meeting of Stockholders and the Proxy Statement, receipt of which is acknowledged. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposals 1, 2, and 3.

Continued and to be signed on reverse side